CVR Partners, LP 4th Quarter 2016 Earnings Report February 16, 2017

1 The following presentation contains forward-looking statements based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. The assumptions and estimates underlying forward-looking statements are inherently uncertain and, although considered reasonable as of the date of preparation by the management team of our general partner, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective information. Accordingly, there can be no assurance that we will achieve the future results we expect or that actual results will not differ materially from expectations. You are cautioned not to put undue reliance on such forward-looking statements (including forecasts and projections regarding our future performance) because actual results may vary materially from those expressed or implied as a result of various factors, including, but not limited to those set forth under “Risk Factors” in CVR Partners, LP’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other filings CVR Partners, LP makes with the Securities and Exchange Commission. CVR Partners, LP assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Safe Harbor Statement

# Consolidated Selected Financials

*(All information in this earnings report is unaudited other than the statement of operations and cash flow data for the year ended December 31, 2015 and the balance sheet data as of December 31, 2015)*

| Consolidated Financial Results and Cash Flow Data *(In millions)* | Fourth Quarter | | Year to Date | |
|---|---|---|---|---|
| | 12/31/2016 | 12/31/2015 | 12/31/2016 | 12/31/2015 |
| Net Sales | $ 84.9 | $ 66.0 | $ 356.3 | $ 289.2 |
| Operating Income | $ 1.0 | $ 20.4 | $ 26.8 | $ 68.7 |
| Net Income (Loss) | $ (14.5) | $ 18.7 | $ (26.9) | $ 62.0 |
| Adjusted EBITDA (1)(2) | $ 18.3 | $ 28.5 | $ 92.7 | $ 106.8 |
| Cash Flow Provided By (Used In) Operations | $ (1.6) | $ 21.4 | $ 45.0 | $ 78.4 |
| Cash Flow Used In Investing Activities | $ (5.9) | $ (4.6) | $ (87.1) | $ (16.9) |
| Cash Flow Provided By (Used In) Financing Activities | $ (2.2) | $ - | $ 47.7 | $ (91.4) |
| Net Increase (Decrease) In Cash and Cash Equivalents | $ (9.7) | $ 16.8 | $ 5.6 | $ (29.9) |
| Maintenance Capital Expenditures | $ 5.4 | $ 2.3 | $ 13.7 | $ 9.6 |
| Growth Capital Expenditures | $ 0.5 | $ 2.3 | $ 9.5 | $ 7.4 |
| Total Capital Expenditures | $ 5.9 | $ 4.6 | $ 23.2 | $ 17.0 |

| Balance Sheet *(In millions)* | as of | |
|---|---|---|
| | 12/31/2016 | 12/31/2015 |
| Cash and Cash Equivalents | $ 55.6 | $ 50.0 |
| Working Capital | $ 71.5 | $ 72.7 |
| Total Assets | $ 1,312.2 | $ 536.3 |
| Total Debt, including current portion | $ 623.1 | $ 124.8 |
| Partners' Capital | $ 624.9 | $ 385.6 |

(1) Definition on slide 5

(2) Reconciliation on slide 6

On April 1, 2016, CVR Partners, LP (the "Partnership") completed the merger (the "East Dubuque Merger"), whereby the Partnership acquired CVR Nitrogen Partners, LP (formerly known as East Dubuque Nitrogen Partners, L.P. and also formerly known as Rentech Nitrogen Partners, L.P.), and CVR Nitrogen GP, LLC (formerly known as East Dubuque Nitrogen GP, LLC and also formerly known as Rentech Nitrogen GP, LLC). Pursuant to the East Dubuque Merger, the Partnership acquired a nitrogen fertilizer manufacturing facility located in East Dubuque, Illinois (the "East Dubuque Facility"). The consolidated financial statements and key financial metrics include the results of the East Dubuque Facility beginning on April 1, 2016, the date of the closing of the acquisition.

2

3 Capital Structure and Debt Metrics (1) Amounts presented are gross debt not net of unamortized debt issuance costs or unamortized discount. (2) Net debt is defined as total debt less cash and cash equivalents. (3) Reconciliation on slide 7. The summary unaudited pro forma financial information for the LTM period assumes CVR Partners owned the East Dubuque Facility for all periods presented and also assumes the $645M principal balance of the 2023 senior secured notes was outstanding for all periods presented. Pro forma net income (loss) has also been adjusted to exclude $13.0 million of nonrecurring expenses related to the fair value adjustment to acquisition-date inventory and deferred revenue. Pro forma net income (loss) includes incremental depreciation resulting from increased fair value of the property, plant and equipment. The summary pro forma financial information is for informational purposes only and does not purport to represent what the Partnership's consolidated results of operations actually would have been if the East Dubuque Merger or financing transactions had occurred at any date, and such data does not purport to project the Partnership's results of operations for any future period. (4) Excludes full year of anticipated $12mm in synergies LTM LTM LTM Q2 2016 Q3 2016 Q4 2016 Cash and Cash Equivalents 76.3$ 65.3$ 55.6$ Total Debt, Including Current Portion (1) 649.2$ 649.2$ 647.2$ Net Debt (2) 572.9$ 583.9$ 591.6$ Partners Capital 672.1$ 639.5$ 624.9$ Pro Forma Adjusted EBITDA (3)(4) 157.7$ 150.5$ 121.4$ Debt to Capital 49% 50% 51% Net Debt to Capital 43% 45% 47% Debt to Pro Forma Adjusted EBITDA 4.1 4.3 5.3 Net Debt to Pro Forma Adjusted EBITDA 3.6 3.9 4.9 ($ in millions, except ratios)

Appendix

5 To supplement the actual results in accordance with GAAP for the applicable periods, the Partnership also uses non-GAAP financial measures as discussed below, which are reconciled to GAAP-based results. These non-GAAP financial measures should not be considered an alternative for GAAP results. The adjustments are provided to enhance an overall understanding of the Partnership’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods. EBITDA and Adjusted EBITDA. EBITDA represents net income (loss) before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for share-based compensation, non-cash; major scheduled turnaround expenses; gain or loss on extinguishment of debt; loss on disposition of assets; expenses associated with the East Dubuque Merger and business interruption insurance recovery. We present Adjusted EBITDA because it is the starting point for our calculation of available cash for distribution. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income or cash flow from operations. Management believes that EBITDA and Adjusted EBITDA enable investors to better understand our ability to make distributions to our common unitholders, help investors evaluate our ongoing operating results and allow for greater transparency in reviewing our overall financial, operational and economic performance. EBITDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently. Non-GAAP Financial Measures

6 Non-GAAP Financial Measures (1) Definition on slide 5 ($ in millions) 12/31/2016 12/31/2015 12/31/2016 12/31/2015 Net Income (loss) (14.5)$ 18.7$ (26.9)$ 62.0$ Interest expense and other financing costs, net 15.8 1.8 48.6 7.0 Depreciation and amortization 17.2 7.2 58.2 28.4 Income tax expense - - 0.3 - EBITDA (1) 18.5$ 27.7$ 80.2$ 97.4$ Major scheduled turnaround expenses - - 6.6 7.0 Share-based compensation, non-cash - - - 0.1 (Gain) loss on extinguishment of debt (0.2) - 4.9 - Expenses associated with the East Dubuque Merger - 0.8 3.1 2.3 Insurance recovery - business interruption - - (2.1) - Adjusted EBITDA (1) 18.3$ 28.5$ 92.7$ 106.8$ Fourth Quarter Year to Date

# Non-GAAP Financial Measures
# Pro Forma(2)

| ($ in millions) | Q3 2015 | Q4 2015 | Q1 2016 | Q2 2016 | Q3 2016 | Q4 2016 |
|---|---|---|---|---|---|---|
| Net Income (loss) | $ (16.7) | $ 13.1 | $ 9.0 | $ 2.5 | $ (12.8) | $ (14.5) |
| Interest expense and other financing costs, net | 15.8 | 15.8 | 15.8 | 15.3 | 15.7 | 15.8 |
| Depreciation and amortization | 18.7 | 18.3 | 18.6 | 17.6 | 16.4 | 17.2 |
| Income tax expense | - | - | - | 0.1 | 0.2 | - |
| EBITDA(1)(3) | $ 17.8 | $ 47.2 | $ 43.4 | $ 35.5 | $ 19.5 | $ 18.5 |
| Major scheduled turnaround expenses | 6.6 | - | - | 6.6 | - | - |
| Share-based compensation, non-cash | 0.2 | 0.2 | 0.2 | - | - | - |
| (Gain) on extinguishment of debt | - | - | - | - | - | (0.2) |
| Insurance recovery - business interruption | - | - | - | - | (2.1) | - |
| Adjusted EBITDA (1)(3) | $ 24.6 | $ 47.4 | $ 43.6 | $ 42.1 | $ 17.4 | $ 18.3 |

| ($ in millions) | LTM Q2 2016 | LTM Q3 2016 | LTM Q4 2016 |
|---|---|---|---|
| Net Income (loss) | $ 7.9 | $ 11.8 | $ (15.8) |
| Interest expense and other financing costs, net | 62.7 | 62.6 | 62.6 |
| Depreciation and amortization | 73.2 | 70.9 | 69.8 |
| Income tax expense | 0.1 | 0.3 | 0.3 |
| EBITDA(1)(3) | $ 143.9 | $ 145.6 | $ 116.9 |
| Major scheduled turnaround expenses | 13.2 | 6.6 | 6.6 |
| Share-based compensation, non-cash | 0.6 | 0.4 | 0.2 |
| (Gain) on extinguishment of debt | - | - | (0.2) |
| Insurance recovery - business interruption | - | (2.1) | (2.1) |
| Adjusted EBITDA (1)(3) | $ 157.7 | $ 150.5 | $ 121.4 |

(1) Definition on slide 5

(2) The summary unaudited pro forma financial information for the LTM period assumes CVR Partners owned the East Dubuque Facility for all periods presented and also assumes the $645M principal balance of the 2023 senior secured notes was outstanding for all periods presented. Pro forma net income (loss) has also been adjusted to exclude $13.0 million of nonrecurring expenses related to the fair value adjustment to acquisition-date inventory and deferred revenue. Pro forma net income (loss) includes incremental depreciation resulting from increased fair value of the property, plant and equipment. The summary pro forma financial information is for informational purposes only and does not purport to represent what the Partnership's consolidated results of operations actually would have been if the East Dubuque Merger or financing transactions had occurred at any date, and such data does not purport to project the Partnership's results of operations for any future period.

(3) Excludes full year of anticipated $12mm in synergies.

7